UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2011

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On June 22, 2011, we were advised by Chang Lee LLP, our independent registered public accounting firm, that it merged with the firm of MNP LLP. Except as noted in the paragraph immediately below, the reports of Chang Lee LLP on our financial statements for the year ended October 31, 2010 and for the period December 9, 2004 (date of inception) through October 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Chang Lee LLP on our financial statements as of and for the year ended October 31, 2010 and for the period December 9, 2004 (date of inception) through October 31, 2010 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern since we have not yet received revenues from sales of products or services, and have not yet commenced business operations. These factors created substantial doubt about our ability to continue as a going concern.

During the years ended October 31, 2010 and for the period December 9, 2004 (date of inception) through October 31, 2010, and through June 22, 2011, we have not had any disagreements with Chang Lee LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Chang Lee LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such year or in connection with its reports in any subsequent interim period through the date of resignation.

During the years ended October 31, 2010 and October 31, 2009, and through June 22, 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 22, 2011, we delivered a copy of this report to Chang Lee LLP. Chang Lee LLP issued its response. The response stated that it agreed with the foregoing disclosure. A copy of Chang Lee LLP’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

MNP LLP assumed our engagement of Chang Lee LLP. Accordingly our new independent registered public accounting firm is MNP LLP, 2300 – 1055 Dunsmuir Street, P. O. Box 49148, Vancouver, British Columbia V7X 1J1 and its telephone number is 604-678-6133. Our board of directors approved MNP LLP as our principal independent accountant on June 22, 2011. We have not consulted with MNP LLP on any accounting issues prior to engaging them as our new auditors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with MNP LLP regarding either:

1.

The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that MNP LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the merger of Chang Lee LLP with MNP LLP as our independent registered public accounting firm, as disclosed above under item 4.01 is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

TEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
16.1	Letter from Chang Lee LLP
99.1	News Release dated June 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2011

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO